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PRICING SUPPLEMENT NO.  6  DATED      Filed Pursuant to
OCTOBER 2, 1997 TO PROSPECTUS DATED   Rule 424(b)(5)
SEPTEMBER 17, 1997                    File No. 333-34087


                      CMS ENERGY CORPORATION

General Term Notes (servicemark of J.W. Korth & Company), Series D
            Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated September 17, 1997.

Aggregate Principal Amount:           $6,079,000.00
Original Issue Date (Settlement Date) October 7, 1997
Stated Maturity Date:                 September 15, 2004
Issue Price to Public:                100.00% of Principal Amount
Interest Rate:                        7.375% Per Annum
Interest Payment Dates:               November 15 and monthly
                                      thereafter
                                      Commencing November 15, 1997
Survivor's Option:                    [ X ] Yes  [   ] No
Optional Redemption:                  [ X ] Yes  [   ] No
Initial Redemption Date:              September 15, 1999
Redemption Price:                     Initially 101.00% of Principal
                                      Amount and 100% after the first
                                      anniversary of the Initial
                                      Redemption Date.

      Agent                           Principal Amount of Notes
                                         Solicited by Agent

J.W. Korth & Company                  $6,079,000.00

                                        Per Note
                                      Sold by Agents
                                       To Public   Total

Issue Price:                          $1,000.00  $6,079,000.00
Agent's Discount or Commission:       $   20.50  $  124,619.50
Maximum Dealer's Discount or
  Selling Concession:                 $    3.50  $   21,276.50
Proceeds to the Company:              $  976.00  $5,933,104.00

CUSIP Number:   12589QUJ3
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